EXHIBIT 10.2

AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Employment Agreement (“Agreement”) is entered into this 20th day of August, 2002 (the “Effective Date”), between XTO Energy Inc., a Delaware corporation (“XTO Energy”) (XTO Energy and, to the extent applicable, one or more of its subsidiaries, being collectively referred to herein as “Employer”), and Steffen E. Palko, who resides in Fort Worth, Texas (“Employee”).

RECITALS

WHEREAS, Employee and XTO Energy entered into that certain Employment Agreement dated February 21, 1995 and effective March 31, 1995 (the “Original Agreement”); and

WHEREAS, Employee and XTO Energy entered into that certain Amended and Restated Employment Agreement dated May 17, 2000 (“Amended Agreement”) amending the Original Agreement; and

WHEREAS, Employer and Employee desire to clarify the amount to be paid the Employee upon a Change in Control.

NOW, THEREFORE, in order to fulfill the above purpose, the parties agree as follows:

1.    Section 11.1(a) of the Amended Agreement is deleted and the following is substituted in lieu thereof:

“(a)    Employer shall pay to Employee an amount in cash equal to (i) three (3) times the sum of (x) Employee’s Regular Salary and (y) an amount equal to the greater of Employee’s two most recent bonuses awarded under the Key Management Incentive Bonus Plan adopted by XTO Energy (or any other bonus plan or program then in effect), multiplied by two (2), plus (ii) the amount, if any, of the Employee’s monthly car allowance, multiplied by twelve (12), plus (iii) the amount, if any, of any special bonus, and any amounts required to be designated as a bonus under the rules and regulations of the Securities and Exchange Commission, awarded to the Employee during the three (3) years preceding the Date of Termination or Change in Control, to be paid on or before ten (10) days after the Date of Termination or forty-five (45) days after the Change in Control, as the case may be. A special bonus will include any bonus paid as a result of an individual becoming an employee of the Company but will not include any bonus paid relating to moving expenses.”

2.    Except as amended herein, all other terms and provisions of the Restated Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Employer and Employee have executed and delivered this Agreement as of the date written above.

XTO ENERGY INC.

By:	VAUGHN O. VENNERBERG, II
Vaughn O. Vennerberg, II Executive Vice President-Administration

EMPLOYEE:

STEFFEN E. PALKO
Steffen E. Palko

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